Exhibit 99.1

Contact Massa B. Cressall, Investor Relations Phone: (441) 278-0988 Email: mcressall@endurance.bm

ENDURANCE RAISES $200 MILLION IN COMMON EQUITY AND ANNOUNCES
ADDITIONAL CAPITAL RAISING INITIATIVES

PEMBROKE, Bermuda – October 3, 2005 – Endurance Specialty Holdings Ltd. (NYSE:ENH), a global provider of property and casualty insurance and reinsurance, announced today that it has agreed to sell approximately 6.1 million ordinary shares in a block trade, raising approximately $200 million in total proceeds, and that it intends to offer, subject to market conditions, preferred securities and senior notes.

Goldman, Sachs & Co. has agreed to purchase the ordinary shares from Endurance and subsequently sell the ordinary shares to public investors. The ordinary shares are being offered under Endurance's Form S-3 shelf registration statement. Endurance expects to use the proceeds from the sale of its ordinary shares to provide additional capital to its subsidiaries and for other general corporate purposes.

Endurance intends to offer, subject to market conditions, approximately $200 million in preferred securities and approximately $200 million in senior notes. Any preferred securities and senior notes offerings will be made pursuant to prospectus supplements to Endurance's currently effective shelf registration statement. Endurance expects to use the proceeds from these future offerings to provide additional capital to its subsidiaries, for other general corporate purposes and, in the case of the senior notes offering, the repayment of $143.5 million of currently outstanding bank debt. The consummation of the ordinary shares offering, any preferred securities offering and any senior notes offering are not contingent on one another.

Kenneth J. LeStrange, Endurance's Chairman and Chief Executive Officer, commented, "Our capital raising initiatives, which began today with our raising of approximately $200 million in common equity, are designed to maintain Endurance's conservative financial position for its clients and provide sufficient capital to take advantage of future market opportunities. We intend to utilize the full range of capital market instruments available to us in order to optimize our mix and cost of capital."

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the ordinary shares, preferred securities or senior notes in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Any offering of the ordinary shares will be made only by means of a written prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. Copies of the written prospectus relating to the announced offering of ordinary shares may be obtained from Goldman Sachs, Prospectus Department, 85 Broad Street, New York, New York, 10004 (telephone no. 212-902-1000). Any announced future offering of preferred securities or senior notes will be made only by means of a written prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

About Endurance Specialty Holdings

Endurance Specialty Holdings Ltd. is a global provider of property and casualty insurance and reinsurance. Through its operating subsidiaries, Endurance currently writes property per risk treaty reinsurance, property catastrophe reinsurance, casualty treaty reinsurance, property individual risks, casualty individual risks, and other specialty lines. Endurance's operating subsidiaries have been assigned a group rating of A (Excellent) from A.M. Best, A2 by Moody's and A- from Standard & Poor's. Endurance's headquarters are located at Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda and its mailing address is Endurance Specialty Holdings Ltd., Suite No. 784, No. 48 Par-la-Ville Road, Hamilton HM 11, Bermuda. For more information about Endurance, please visit http://www.endurance.bm.

Safe Harbor for Forward-Looking Statements

Some of the statements in this press release may include forward-looking statements which reflect our current views with respect to future events and financial performance. Such statements may include forward-looking statements both with respect to us in general and the insurance and reinsurance sectors specifically, both as to underwriting and investment matters. Statements which include the words "expect," "intend," "plan," "believe," "project," "anticipate," "seek," "will," and similar statements of a future or forward-looking nature identify forward-looking statements in this press release for purposes of the U.S. federal securities laws or otherwise. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or may be important factors that could cause actual results to differ from those indicated in the forward-looking statements. These factors include, but are not limited to, competition, possible terrorism or the outbreak of war, the frequency or severity of unpredictable catastrophic events, changes in demand for insurance or reinsurance, rating agency actions, uncertainties in our reserving process, a change in our tax status, acceptance of our products, the availability of reinsurance or retrocessional coverage, retention of key personnel, political conditions, the impact of current regulatory investigations, changes in accounting policies, changes in general economic conditions and other factors described in our Annual Report on Form 10-K for the year ended December 31, 2004.

Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation publicly to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

# # #